EXHIBIT 99.1

FOR MORE INFORMATION, PLEASE CONTACT Hanover+Elite Dodi Handy or Kathy Addison Phone: 407-585-1080 Email: DIMI@efcg.net

DIMI TELEMATICS INTERNATIONAL ISSUES CORPORATE UPDATE

NEW YORK, NY – (Marketwire) – August 7, 2012 – DiMi Telematics International, Inc. (OTCQB: DIMI), an environmentally-centric, cloud-based M2M (Machine-to-Machine) communications solutions provider, today issued a formal corporate update providing insight and perspective on recent corporate developments and on the Company’s key goals and objectives for the coming year.

DiMi 4.0 Technology Development

DiMi Telematics continues to make good progress on the development of its 4.0 commercial version of the DiMi M2M communications platform.  The Company’s independent software development team, leading this mission critical initiative, remains on track to completing development in the second quarter of next year.  Upon completion, DiMi 4.0 will be deployed in several beta test sites to confirm its intended ease of use, functionality and enhanced M2M capabilities.  Presuming that the beta tests meet and exceed DiMi’s anticipated performance parameters, the Company plans to effect the commercial launch of the solution to prospective U.S. customers in the third quarter of 2013.  Initial marketing efforts will focus on deployments of DiMi 4.0 in the commercial and multi-dwelling residential smart building system management markets, expanding into other key verticals as demand dictates.

According to a research report published by IDC, worldwide, smart building systems market growth will be driven by building owners and managers seeking ways to reduce operating costs and increase the uniqueness of their business assets, thereby embracing the complementary objectives of energy efficiency and sustainability.  The report, titled Smart Buildings Global Market Forecast 2010-2015, forecasts a global compound annual growth rate (CAGR) in spending of 26.6% from 2010-2015, with forecasted sales reaching $10.2 billion in 2015. Most of the market's forecasted spending growth will occur in Western Europe (28.8% CAGR) and North America (28.4% CAGR), with demand projected to continue for at least the next five years.

As reported in the Company’s recently filed 10-Q for the three and nine month fiscal reporting periods ended May 31, 2012, DiMi had nearly $900,000 in cash on the balance sheet, which is expected to support the ongoing development of DiMi 4.0 and the Company’s working capital needs through the end of 2012.

National Brand Awareness Campaign
In anticipation of introducing DiMi 4.0 to market in the middle of 2013, in July 2012, DiMi launched a national brand-building campaign designed to increase awareness of the Company’s brand and the role it intends to play in the high growth M2M communications market.  The campaign, titled “Smart Just Got Smarter,” is centered on a 30-second animated video, which has since aired over 1000 times on several national cable television networks, which include CNN, CNN Headline News, CNBC, Fox News, MSNBC, Bloomberg, BBC and the Tennis and Golf channels.  DiMi’s video ad spots are expected to continue to air on these and other national cable networks.

An extended three minute version of the corporate video can be viewed on the Company’s web site, found at www.dimitelematics.com, or on YouTube at http://www.youtube.com/watch?v=WFW_3k78L_8&feature=plcp.

In tandem with the televised ad spots, DiMi also implemented a comprehensive online media campaign that has endeavored to tap the power of social media networks to extend and enhance its reach to consumers and prospective customers and business partners.  In July, DiMi was invited by Twitter to participate in a social networking initiative created by Twitter that allows select companies to actively participate in real-time conversations on Twitter to drive consumer interest around their respective brands, and to listen and gather market intelligence and insight applicable to their businesses and respective growth objectives. To view DiMi’s Twitter page, please go to http://twitter.com/dimitelematics.

Green Genie Acquisition

In late June 2012, DiMi Telematics acquired Green Genie, rated by TechCrunch, and other leading web sites and publications, as one of the very best green mobile apps available for download on the iPhone, iPod Touch and iPad for $0.99.  With over 14,000 active subscribers, Green Genie is expected to generate modest revenue growth for the Company in future quarters; however, management believes that the underpinning value of the Green Genie platform is the fact that it will serve as another powerful marketing channel to enhance its reach and educate environmentally conscious consumers, commercial businesses, government agencies and industrial enterprises on DiMi’s M2M communications solutions.

Future Success Factors

DiMi’s management team has determined that there are a number of key variables that are essential to the long term success of the Company, and include:

•	Building a cohesive management and support team comprised of talented, and highly committed business professionals who all share a common vision for the future of our Company;

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Fully capitalizing on the explosive growth of the M2M market through implementation of effective sales, marketing and advertising initiatives that will fuel new business development and promote strong, recurring revenue growth;

•	Rapidly winning industry acceptance, adoption, validation and endorsement of our proprietary M2M communications solution within our targeted markets;

•	Promoting strong customer loyalty and retention by keeping our long term interests well aligned with those of its clients and business partners;

•	Earning recognition as industry thought leaders, technology innovators and trusted strategic business partners; and

•	Achieving key growth milestones, including positive cash flow within 12-18 months following the commercial launch of DiMi 4.0.

Barry Tenzer, President and CEO of DiMi Telematics, noted, “By effectively bringing to market cutting edge M2M communications solutions and implementing new marketing and business development strategies that promote rapid growth and support our mission, we are confident in our ability to win DiMi enduring leadership in the high growth M2M communications markets.  The steps we’ve taken thus far have positioned us well to achieve our long term operational and financial goals and objectives, and we intend to continue working hard to ensure that we seize and capitalize on all opportunities that allow us to accelerate our growth on a moving forward basis.”

About DiMi Telematics International, Inc.
Established in 2011 and based in New York City, DiMi Telematics International, Inc. (DTI) designs, develops and distributes cloud-based, Machine-to-Machine (M2M) communications solutions used to remotely track, monitor, manage and protect multiple fixed and mobile assets in real-time from virtually any web-enabled desktop computer or mobile device.  Through its proprietary software and hosted service offerings, DTI is capitalizing on the pervasiveness and data transport capabilities of wireless networks in order to facilitate communications, process and energy efficiencies between commercial and industrial business owners/managers and their respective networked control systems, sensors and devices.  Strategically, DTI is focused on the M2M market segments in which it can provide highly differentiated, environmentally responsible and value-driven solutions capable of unleashing tangible productivity gains, material cost reductions, and quantifiable risk mitigation across an enterprise.  For more information, please visit www.dimitelematics.com. You can also follow the Company on Facebook and Twitter.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of DiMi Telematics International, Inc. could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

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